Exhibit 3.3

CERTIFICATE OF INCORPORATION

OF

NATIONAL MENTOR HOLDING CORP.

1.             The name of the Corporation is NATIONAL MENTOR HOLDING CORP.

2.             The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is Corporation Service Company.

3.             The nature of the business or purposes to be conducted or promoted by the Corporation is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.             The total number of shares of capital stock which the Corporation is authorized to issue is 199,500 shares, consisting of the following:

(a)           110,000 shares of Common Stock, no par value, consisting of 100,000 shares of Voting Common Stock (the “Voting Common Stock”) and 10,000 shares of Non-Voting Common Stock (the “Non-Voting Common Stock”). The Voting Common Stock and Non-Voting Common Stock are collectively referred to as the “Common Stock”;

(b)           87,500 shares of Senior Common Stock, $.01 par value per share consisting of 79,029 shares of Voting Senior Common Stock (the “Voting Senior Common”) and 8,471 shares of Non-Voting Senior Common (the “Non-Voting Senior Common”), the Voting Senior Common and Non-Voting Senior Common are collectively referred to as the “Senior Common”;

(c)           1,000 shares of Class A Common Stock, no par value, (the “Class A Common”), and

(d)           1,000 shares of Class B Common Stock, no par value, (the “Class B Common”).

Part A.   Common Stock

Section 1.               Voting.  The holders of the Voting Common shall be entitled to vote, with one vote per share, on all matters with respect to which stockholders of the Corporation are entitled to vote (with holders of fractions of shares being entitled to such fractional vote). Except as required by law, the holders of the Non-Voting Common shall have no right to vote on any matter to be voted on by the stockholders of the Corporation and the Non-Voting Common shall not be included in determining the number of shares voting or entitled to vote on such matters.

Section 2.               Dividends and Other Rights.  Except as specifically provided in Section 1 of this Part A, all shares of Common Stock shall entitle the holders thereof to the same rights and privileges, as members of a single class.

Part B.   Senior Common Stock

Section 1.               Voting.  The holders of the Voting Senior Common shall be entitled to vote on all matters with respect to which the holders of Voting Common Stock shall be entitled to vote, voting together with the holders of the Voting Common Stock, Class A Common and Class B Common as a single class, with each holder of the Voting Senior Common entitled to cast a number of votes equal to the number of shares of Voting Common Stock into which the shares of Senior Common held by such holder would then be converted (whether or not such Senior Common Stock was, at the time, convertible) pursuant to the provisions of Section 5(c) of this Part B (with holders of fractions of shares being entitled to such fractional vote). Except as required by law, the holders of the Non-Voting Senior Common shall have no right to vote on any matter to be voted on by the stockholders of the Corporation and the Non-Voting Senior Common shall not be included in determining the number of shares voting or entitled to vote on such matters.

Section 2.               Other Rights.  Except as specifically provided in Sections 1 and 5 of this Part B, all shares of Senior Common shall entitle the holders thereof to the same rights and privileges, as members of a single class.

Section 3.               Dividends.  The holders of record of shares of Senior Common shall be entitled to receive cash dividends out of assets which are legally available for the payment of such dividends, at the rate of 5% per annum on the amount per share payable as liquidation of the Senior Common, payable semi-annually on the last day of June and December in each year commencing on June 30, 1994. Dividends shall be cumulative and will accrue on each share of Senior Common from the date of issue thereof, whether or not declared by the Board of Directors.

Dividends payable on the Senior Common for any lesser period shall be computed on the basis of the actual number of days elapsed and a 360-day year, consisting of two 180-day periods.

The holders of record of shares of Senior Common shall also be entitled to participate in any cash dividends declared on the shares of Common Stock, when, as and if declared by the Board of Directors, out of assets which are legally available for the payment of such dividends, with each holder of Senior Common entitled to receive a dividend in an amount equal to the dividend which would be payable upon the number of whole shares of Common Stock (rounded to the next highest number) into which the shares of Senior Common held by such holder would then be converted (whether or not such Senior Common Stock was, at the time, convertible) pursuant to the provisions of Section 5(c) of this Part B.

Section 4.               Liquidation.  In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation (other than in respect of any other capital stock of the Corporation or any subsidiary thereof), the Corporation shall make a liquidating distribution out of the remaining net assets of the Corporation to the holders of the Voting Senior Common, in cash and in an amount equal to $100.88 per share, and to the holders of the Non-Voting Senior Common in cash and in an amount equal to $91.81 per share (on a pro-rata basis within each class) before any distribution shall be made in whole or in part to the holders of any other class or series of capital stock of the Corporation.

Section 5.               Conversion.

(a)           Conversion.  Commencing on the fifth anniversary of the date of issue, the holders of shares of Voting Senior Common shall have the right, at any time and from time to time thereafter, to convert the Voting Senior Common into shares of Voting Common and the holders of shares of Non-Voting Senior Common shall have the right, at any time thereafter, to convert their Non-Voting Senior Common into shares of Non-Voting Common. The number of share(s) of Common Stock to which a holder of Senior Common shall be entitled upon conversion shall be determined pursuant to Section 5(c) of this Part B.

(b)           Automatic Conversion.  Each outstanding share of Voting Senior Common shall automatically be converted into shares of Voting Common and each share of Non-Voting Senior Common shall automatically be converted into shares of Non-Voting Common, in either case without any further act of the Corporation or its shareholders upon the closing of a public offering pursuant to an effective registration statement under the Securities Act of

1933, as amended (the “Act”), covering the offer and sale of shares of Common Stock. The number of share(s) of Common Stock to which a holder of Senior Common shall be entitled upon conversion shall be determined pursuant to Section 5(c) of this Part B.

(c)           Conversion Rate.  Each share of Senior Common shall be convertible into a number of share(s) of Common Stock which have an aggregate Fair Market Value equal to $100.88 per share. Fair Market Value, on a per-share basis, shall be deemed to be (i) the initial offering price of the Common Stock to the public in a public offering pursuant to an effective registration statement under the Act; or (ii) if the Common Stock is not publicly held, the fair value per share determined reasonably and in good faith by the Board of Directors of the Corporation, without reduction, in the case of Non-Voting Common, for the lack of voting rights.

(d)           Mergers, Consolidations, Etc.  In the event of a merger, consolidation or similar transaction involving the Corporation or the sale of all or substantially all of the assets of the Corporation then each holder of shares of Senior Common shall be entitled to receive such shares of stock, securities or other assets as shall be issued or payable with respect to or in exchange for that number of shares of Common Stock into which the shares of Senior Common held by such holder would have been convertible (whether or not such Senior Common was, at the time of the event, convertible), if such shares of Senior Common had been converted immediately prior to such event.

Part C.   Class A Common Stock

Section 1.               Voting.  The holders of the Class A Common shall be entitled to vote on all matters with respect to which the holders of Common Stock shall be entitled to vote, voting together with the holders of the Common Stock, Senior Common and Class B common as a single class, with each holder of the Class A Common entitled to cast a number of votes equal to the number of whole shares of Common Stock into which the shares of Class A Common held by such holder are then convertible (with holders of fractions of shares being entitled to such fractional vote).

Section 2.               Dividends.  The holders of record of shares of the Class A Common shall be entitled to receive cash dividends, when, as and if declared by the Board of Directors, out of assets which are legally available for the payment of such dividends, with each holder of the Class A Common entitled to receive a dividend in an amount equal to the dividend which would be payable upon the number of shares of Voting Common into which the shares of Class A Common held by such holder are then convertible, pursuant to the provisions of Section 4(c) of this Part C.

Section 3.               Liquidation.  In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation and after the Senior Common are paid in full as set forth in Section 4 of Part B, the Corporation shall make a liquidating distribution to the holders of the Class A Common on a pro rata basis, out of the remaining net assets of the Corporation, based upon the number of shares of Voting Common into which the shares of Class A Common are convertible, pursuant to the provisions of Section 4 (c) of this Part C.

Section 4.               Conversion.

(a)           Conversion.  Upon the written consent of the holders of a majority of the outstanding shares of Class A Common, the Class A Common, as a class, shall be converted into share(s) of Voting Common. The number of share(s) of Voting Common to which a holder of Class A Common shall be entitled upon conversion shall be determined pursuant to Section 4(c) of this Part C. Notwithstanding the foregoing, no shares of Class A Common may be converted into shares of Voting Common Stock until all shares of Senior Common have been converted into shares of Common Stock.

(b)           Automatic Conversion.  Each outstanding share of Class A Common shall automatically be converted into share(s) of Voting Common, without any further act of the Corporation or its shareholders upon the closing of a public offering pursuant to an effective registration statement under the Act, covering the offer and sale of shares of Voting Common. The number of share(s) of Voting Common to which a holder of Class A Common shall be entitled upon conversion shall be determined pursuant to Section 4(c) of this Part C.

(c)           Conversion Rate.  The aggregate number of authorized shares of Class A Common shall be convertible as a class into such number of shares of Voting Common as shall be equal to 8.20% of the total number of issued and outstanding shares of Common Stock immediately following such conversion, assuming (i) all of the issued and outstanding shares of Senior Common were converted into Common Stock immediately prior thereto and (ii) no shares of Class B Common had then been converted into Common Stock.

Each outstanding share of Class A Common shall be convertible into one thousandth (1/1000) of the number of shares of Voting Common Stock into which the aggregate number of authorized shares of Class A Common are convertible.

(d)           Mergers, Consolidations, Etc.  In the event of a merger, consolidation or similar transaction involving the Corporation or the sale of all or substantially all of the assets of the Corporation then each holder of shares of Class A Common shall be entitled to receive such shares of stock, securities or other assets as shall be issued or payable with respect to or in exchange for that number of shares of Voting Common into which the shares of Class A Common held by such holder would have been convertible, if such shares of Class A Common had been converted immediately prior to such event.

Part D.  Class B Common Stock

Section 1.               Voting.  The holders of the Class B Common shall be entitled to vote on all matters with respect to which the holders of Common Stock shall be entitled to vote, voting together with the holders of the Common Stock, Senior Common and Class A Common as a single class, with each holder of the Class B Common entitled to cast a number of votes equal to the number of whole shares of Common Stock into which the shares of Class B Common held by such holder are then convertible pursuant to the provisions of Section 4(c) of this Part D (with holders of fractions of shares being entitled to such fractional vote) .

Section 2.               Dividends.  The holders of record of shares of the Class B Common shall be entitled to receive cash dividends, when, as and if declared by the Board of Directors out of assets which are legally available for the payment of such dividends, with each holder of the Class B Common entitled to receive a dividend in an amount equal to the dividend which would be payable upon the number of shares of Voting Common into which the shares of Class B Common held by such holder are then convertible pursuant to the provisions of Section 4(c) of this Part D.

Section 3.               Liquidation.  In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation and after the Senior Common are paid in full as set forth in Section 4 of Part B, the Corporation shall make a liquidating distribution to the holders of the Class B Common on a pro rata basis, out of the remaining net assets of the Corporation, based upon the number of shares of Voting Common into which the shares of Class B Common are convertible, pursuant to the provisions of Section 4(c) of this Part D.

Section 4.               Conversion.

(a)           Conversion.  Upon the written consent of the holders of a majority of the outstanding shares of Class B Common, the Class B Common, as a class, shall be converted into share(s) of Voting Common. The number of shares of Voting Common to which a holder of Class B Common shall be entitled upon conversion shall be as determined pursuant to section 4(c) of this Part D.

(b)           Automatic Conversion.  Each outstanding share of Class B Common shall automatically be converted into share(s) of Voting Common, without any further act of the Corporation or its shareholders upon the closing of a public offering pursuant to an effective registration statement under the Act, covering the offer and sale of shares of Voting Common. The number of share(s) of Voting Common to which a holder of Class B Common shall be entitled upon conversion shall be determined pursuant to Section 4(c) of this Part D.  Notwithstanding the foregoing, no shares of Class B Common may be converted into shares of Voting Common Stock until all shares of Senior Common have been converted into shares of Common Stock.

(c)           Conversion Rate.  The aggregate number of authorized shares of Class B Common shall be convertible as a class into such number of shares of Voting Common Stock as shall be equal to 12.59% of the issued and outstanding shares of Common Stock immediately following such conversion assuming all of the issued and outstanding shares of Senior Common and Class A Common were converted into Common Stock immediately prior thereto.

Each outstanding share of Class B Common shall be convertible into one thousandth (1/1000) of the number of shares of Voting Common Stock into which the aggregate number of authorized shares of Class B Common are convertible.

(d)           Mergers, Consolidations, Etc.  In the event of a merger, consolidation or similar transaction involving the Corporation or the sale of all or substantially all of the assets of the Corporation then each holder of shares of Class B Common shall be entitled to receive such shares of stock, securities or other assets as shall be issued or payable with respect to or in exchange for that number of shares of Voting Common into which the shares of Class B Common held by such holder would have been convertible, if such shares of Class B Common had been converted immediately prior to such event.

Part E.   General

Section 1.               Mechanics of Conversion.  Upon the conversion of the Senior Common pursuant to Section 5(a) of Part B, or the conversion of the Class A Common or Class B Common pursuant to Section 4(a) of Parts C and D, respectively, holders of said shares shall be required to surrender to the Corporation the certificate or certificates therefor. As promptly as practicable after an automatic or optional conversion, the Corporation shall issue and deliver to, or upon the written order of, such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common

Stock on the applicable date of conversion.  Upon the conversion of the Senior Common pursuant to Section 4(b) of Part B, or the conversion of the Class A Common or Class B Common pursuant to Section 4(b) of Parts C and D, respectively, the outstanding shares of each such class and series shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue to any such holder certificates evidencing the shares of Common Stock issuable upon such conversion unless certificates evidencing the shares of such class or series are delivered to the Corporation.

Section 2.               Reservation.  The Corporation shall at all times reserve out of its authorized but unissued shares of Common Stock or its shares of Common Stock held in treasury, if any, a sufficient number of shares of Common Stock to permit the conversion in full of the shares of Senior Common, Class A Common and Class B Common, and, from time to time, will take all necessary steps to amend its Certificate of Incorporation to provide for such reserves.

Section 3.               Reissuance.  No shares of Senior Common, Class A Common or Class B Common acquired by the Corporation solely by reason of conversion shall be reissued and all such converted shares shall be cancelled, retired and eliminated from the shares the Corporation shall be authorized to issue.

5.             The name and mailing address of the sole incorporator is as follows:

Name	Mailing Address

Richard Teller	Sullivan & Worcester One Post Office Square Boston, MA 02109

6.             The Corporation is to have perpetual existence.

7.             In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, or repeal the by-laws of the Corporation.

8.             Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Written ballots shall not be required for any vote taken by the stockholders of the Corporation.

9.             No director shall have personal liability for monetary damage for breach of fiduciary duty as a director to the corporation or its stockholders, provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, and (iv) for any transaction from which the director derived an improper personal benefit.

10.           The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as it may be amended and supplemented from time to time, indemnify any and all persons whom it shall have the power to indemnify under law, including without limitation the persons serving from time to time as directors of the Corporation, against any expenses, liabilities, or other matters referred to in, covered by, or permitted by such law. The indemnification provided for herein shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action or omission in their official capacities and as to action or omission in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. No amendment to or repeal of this provision shall deprive any person of the benefits hereof with respect to any act or omission occurring prior to such amendment or repeal.

11.           The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

The undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Delaware, makes this certificate, hereby declaring and certifying that this is his free act and deed and the facts herein stated are true, and accordingly has hereunto set his hand this 16 day of December, 1993.

/s/ Richard Teller
Richard Teller
Sole Incorporator

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/05/1994
944080132 – 2364211

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

NATIONAL MENTOR HOLDING CORP.

It is hereby certified that:

1. The name of the corporation (the “Corporation”) is National Mentor Holding Corp.

2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article 1 thereof in its entirety and by substituting the following new Article 1 therefor:

1. The name of the Corporation is Magellan Health Services, lnc.

3. The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on May 5, 1994.

NATIONAL MENTOR HOLDING CORP.

	By:	/s/ B. Byron Hensley, Jr.
B. Byron Hensley, Jr.
Chairman and Chief
Executive Officer

Attest:
/s/ Richard Teller
Richard Teller
Assistant Secretary

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

MAGELLAN HEALTH SERVICES, INC.

It is hereby certified that:

1.  The name of the corporation (the “Corporation”) is Magellan Health Services, Inc.

2.  The Certificate of Incorporation of the Corporation is hereby amended by striking out Part D, Section 4(c) of Article 4 thereof in its entirety and by substituting the following therefor:

“(c).  Conversion Rate. Each share of Class B Common outstanding shall be convertible into 0.466 shares of Voting Common.”

3.  The Amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed and attested to on October 12, 1994.

MAGELLAN HEALTH SERVICES, INC.

	By:	/s/ Thomas P. Riley
Thomas P. Riley
President and Chief Operating
Officer

Attest:
/s/ Richard Teller
Richard Teller
Assistant Secretary

CERTIFICATE OF MERGER

OF

CHARTER ACQUISITION SUBSIDIARY, INC.

INTO

MAGELLAN HEALTH SERVICES, INC.

The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST:   The name and state of incorporation of each of the constituent corporations of the Merger is as follows:

Name	State of Incorporation

Charter Acquisition Subsidiary, Inc.	Delaware

Magellan Health Services, Inc.	Delaware

SECOND:   An Agreement of Merger, dated as of December 19, 1994 (the “Merger Agreement”), providing for the merger of the constituent corporations (the “Merger”), has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.

THIRD:   The name of the surviving corporation of the Merger is Magellan Health Services, Inc.

FOURTH:   The Certificate of Incorporation of Magellan Health Services, Inc., the surviving corporation, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH:   The executed Merger Agreement is on file at the principal place of business of the surviving corporation, 45 Milk Street, Boston, Massachusetts, 02109.

SIXTH:   A copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS.
FILED 09:00 AM 01/27/1995
950020572 - 2364211

IN WITNESS WHEREOF, Magellan Health Services, Inc. has caused this Certificate to be executed this 27th day of January, 1995.

MAGELLAN HEALTH SERVICES, INC.

		By:	/s/ B. Byron Hensley, Jr.
B. Byron Hensley, Jr.
Chairman and Chief Executive
Officer

ATTEST:

By:	/s/ Richard Teller
Richard Teller
Assistant Secretary

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Magellan Health Services, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST:  That pursuant to a unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and referring said amendment to the sole stockholder of the Corporation for consideration thereof and approval by unanimous written consent. The resolution setting forth the proposed amendment (the “Amendment”) is as follows:

FURTHER RESOLVED, that Article 1 of the Certificate of Incorporation of the Corporation be amended to read as follows:

1.               The name of the Corporation is MAGELLAN PUBLIC SOLUTIONS, INC.

SECOND:                That thereafter, pursuant to a resolution of the Board of Directors calling for the Amendment to be submitted to a vote of the stockholders, the sole stockholder of the Corporation adopted and approved the Amendment by unanimous written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD:                             That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Thomas P. Riley, its President, this 9th day of November, 1995.

By:	/s/ Thomas P. Riley
Thomas P. Riley, President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

Magellan Public Solutions, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”). DOES HEREBY CERTIFY:

FIRST:  That pursuant to a unanimous written consent of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and referring said amendment to the sole stockholder of the Corporation for consideration thereof and approval by unanimous written consent. The resolution setting forth the proposed amendment (the “Amendment”) is as follows:

FURTHER RESOLVED, that Article 1 of the Certificate of Incorporation of the Corporation be amended to read as follows:

1.     The name of the Corporation is MENTOR HOLDINGS, INC.

SECOND:     That thereafter, pursuant to a resolution of the Board of Directors calling for the Amendment to be submitted to a vote of the stockholders, the sole stockholder of the Corporation adopted and approved the Amendment by unanimous written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD:          That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Thomas P. Riley, its President, this 18th day of January, 1996.

By:	/s/ Thomas P. Riley
Thomas P. Riley, President

CERTIFICATE OF OWNERSHIP
AND MERGER

MERGING

NATIONAL MENTOR, INC.

(a Delaware corporation)

INTO

MENTOR HOLDINGS, INC.

(a Delaware corporation)

MENTOR HOLDINGS, INC., a corporation organized and existing under the laws of the State of Delaware (“Corporation”),

DOES HEREBY CERTIFY:

FIRST:                   That this Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware (the “Delaware Act”), the provisions of which permit the merger of a subsidiary corporation organized and existing under the laws of said State into a parent corporation organized and existing under the laws of said State.

SECOND:             That this Corporation owns one hundred percent (100%) of the outstanding shares of the common stock, without par value, of NATIONAL MENTOR, INC. (“Subsidiary”), a corporation incorporated on the 21st day of September, 1993 pursuant to the Delaware Act, and having no class of stock outstanding other than said common stock.

THIRD:                  That this Corporation, by the resolutions of its Board of Directors duly adopted on January 18th, 1996, attached hereto as Exhibit A and incorporated herein by reference, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware does, merge the Subsidiary with and into the Corporation.

FOURTH:             That this Corporation, by resolutions of its Board of Directors attached hereto as Exhibit A, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware does, pursuant to Section 253(b) of the Delaware Act, change the name of the Corporation to “NATIONAL MENTOR, INC.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its duly authorized officers, this 19th day of January, 1996.

MENTOR HOLDINGS, INC.

By:	/s/ James R. Bedenbaugh
Name:	JAMES R. BEDENBAUGH
Title:	ASSISTANT SECRETARY

EXHIBIT A

WHEREAS, Mentor Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), owns 100% of the outstanding stock of National Mentor, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Subsidiary”); and

WHEREAS, the Corporation desires to merge the Subsidiary into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “Delaware Act”), and to be possessed of all the estate, property, rights, privileges and franchises of said corporation;

NOW, THEREFORE, BE IT RESOLVED, that, effective upon the filing of an appropriate Certificate of Ownership and Merger, the Corporation merge the Subsidiary with and into itself, with the Corporation to be the surviving corporation (the “Surviving Corporation”) and to assume all of the Subsidiary’s liabilities and obligations; and

FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation shall be the Certificate of Incorporation of the Surviving Corporation, provided that such Certificate of Incorporation shall be amended pursuant to Section 253(b) of the Delaware Act as follows:

1.             The text of Article I of the Certificate shall be deleted in its entirety and replaced with the following:

The name of the corporation is NATIONAL MENTOR, INC.

FURTHER RESOLVED, that the By-laws, the officers and the directors of the Corporation shall be the By-laws, the officers and the directors of the Surviving Corporation;

FURTHER RESOLVED, that the appropriate officers of the Corporation be and they hereby are authorized and empowered to make and execute, under the corporate seal of the Corporation, a Certificate of Ownership and Merger setting forth a copy of these resolutions to merge the Subsidiary into the Corporation and to assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware;

FURTHER RESOLVED, that upon the filing of such Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, all of the issued and outstanding capital stock of the Subsidiary shall be cancelled without payment of any consideration in respect thereof, and the issued and outstanding capital stock of the Corporation shall remain issued and outstanding and unchanged;

FURTHER RESOLVED, that the appropriate officers of the Corporation be and they hereby are authorized and directed to do all acts and things whatsoever whether within or without the State of Delaware which may be in any way necessary or proper to effect said merger;

FURTHER RESOLVED, that all outstanding certificates representing securities of the Corporation shall remain valid and represent the same amount of securities, and the holders thereof shall not be required to exchange such certificates for new certificates, notwithstanding the change of the Corporation’s name;

FURTHER RESOLVED, that any actions taken by the officers of the Corporation prior to the adoption of the foregoing resolutions that are within the authority conferred thereby be, and each of them hereby is, ratified, confirmed and approved as the act and deed of the Corporation; and

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and empowered to execute and deliver any and all other documents, papers or instruments and to do or cause to be done any and all such acts and things as they or any of them may deem necessary, appropriate or desirable in order to enable the Corporation fully and promptly to carry out the purposes and intent of the foregoing resolutions.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 05/03/1996
960128899 - 2364211

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

It is hereby certified that:

1.     The name of the corporation (hereinafter called the “corporation”) is

NATIONAL MENTOR, INC.

2.     The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, Wilmington, New Castle County, Delaware.

3.     The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hall Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

4.     The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on January 24, 1996.

/s/ James R. Bedenbaugh
Authorized Officer
JAMES R. BEDENBAUGH
ASST SECRETARY

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF NATIONAL MENTOR, INC.

NATIONAL MENTOR, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation in accordance with Section 141 of the General Corporation Law of the State of Delaware, by the unanimous written consent of its members, filed with the minutes of the Board, adopted resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

Article 4 of the Certificate of Incorporation of the Corporation is hereby amended by deleting said Article in its entirety and substituting in lieu thereof the following:

The total number of shares of capital stock which the Corporation is authorized to issue is 100 shares of Common Stock, par value $1.00.

SECOND: That in lieu of a meeting and vote of the sole stockholder, the sole stockholder has given written consent to said amendment in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Vice President and attested by its Assistant Secretary this 10th day of January, 2001.

NATIONAL MENTOR, INC.

		By:	/s/ Margie M. Smith
Title: Vice President

ATTEST:

By:	[ILLEGIBLE]
Assistant Secretary

1

CERTIFICATE OF CHANGE OF REGISTERED AGENT
AND
REGISTERED OFFICE

*****

National Mentor, Inc, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 24th day of October, 2001.

/s/ Gregg Torres
Gregg Torres, President
(Title)

*Any authorized officer or the chairman or Vice-Chairman of the Board of Directors may execute this certificate.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 04:30 PM 11/14/2001
010577731 – 2364211